Exhibit 3.4

SECOND AMENDED AND RESTATED BY-LAWS
of
THE BALDWIN INSURANCE GROUP, INC.
(A Delaware Corporation)

ii

ARTICLE 1
DEFINITIONS
As used in these By-laws, unless the context otherwise requires, the term:
“affiliate” or “affiliates” shall have the meaning ascribed thereto under the Exchange Act (as defined herein).
“Assistant Secretary” means an Assistant Secretary of the Corporation.
“Assistant Treasurer” means an Assistant Treasurer of the Corporation.
“Board” means the Board of Directors of the Corporation.
“By-laws” means the By-laws of the Corporation, as may be amended and restated from time to time.
“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended and restated.
“Chairman” means the Chairman of the Board and includes any Executive Chairman.
“Chief Executive Officer” means the Chief Executive Officer of the Corporation.
“control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
“Corporation” means The Baldwin Insurance Group, Inc.
“Derivative” is defined in Section 2.02(d)(iii).
“Directors” means the directors of the Corporation.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor law or statute, and the rules and regulations promulgated thereunder.
“Executive Chairman” means the Executive Chairman of the Board.
“General Corporation Law” means the General Corporation Law of the State of Delaware, as amended.
“law” means any U.S. or non-U.S. federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority (including any department, court, agency or official, or non-governmental self-regulatory organization, agency or authority and any political subdivision or instrumentality thereof).
“Nominating Stockholder” is defined in Section 3.03(b).
“Notice of Business” is defined in Section 2.02(c).
“Notice of Nomination” is defined in Section 3.03(c).
“Notice Record Date” is defined in Section 2.04(a).
“Office of the Corporation” means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.
“President” means the President of the Corporation.

“Proponent” is defined in Section 2.02(d)(i).
“Public Disclosure” is defined in Section 2.02(j).
“SEC” means the Securities and Exchange Commission.
“Secretary” means the Secretary of the Corporation.
“Stockholder Associated Person” is defined in Section 2.02(k).
“Stockholder Business” is defined in Section 2.02(b).
“Stockholder Information” is defined in Section 2.02(d)(iii).
“Stockholder Nominees” is defined in Section 3.03(b).
“Stockholders” means the stockholders of the Corporation.
“Stockholders Agreement” means the Stockholders Agreement, dated as of October 28, 2019, by and among the Corporation, Drew Armacost, L. Lowry Baldwin, Trevor L. Baldwin, Brian Brennan, W. David Cox, Clinton Durst, Joseph D. Finney, Daniel Galbraith, Bradford L. Hale, Christopher J. Stephens, Matthew Hammer, Amy Ingram, Elizabeth H. Krystyn, Elizabeth H. Krystyn 2019 Grantor Retained Annuity Trust I dated September 30, 2019, Elizabeth H. Krystyn 2019 Grantor Retained Annuity Trust II dated September 30, 2019, Emanuel Lauria, Kelly Nash, Richard Russo, Michael P. Ryan, Laura R. Sherman, Laura R. Sherman GRAT 2019-1 dated September 30, 2019, Laura R. Sherman GRAT-2 dated September 30, 2019, Ken Spraggins, William Taulbee, John A. Valentine, John A. Valentine 2019 Grantor Retained Annuity Trust dated September 30, 2019, Mark Webb, Kristopher A. Wiebeck, Kristopher A. Wiebeck 2019 Grantor Retained Annuity Trust dated September 30, 2019, Robert C. Wentzell, AB Risk Holdco, LLC, Baldwin Insurance Group Holdings, LLC, CRB Insurance, LLC, KMW Consulting, LLC, Foundation Insurance of Florida, LLC, Millennial Specialty Holdco, LLC, Fiduciary Partners Retirement Group, Inc., Insurance Agencies of the Villages, Inc., The Villages Invesco, LLC, WMTHCS & Associates, LLC, Ryan Insurance & Financial Services, Inc., Robert J. Wentzel Family Partnership, iPEO Solutions LLC and Insurance Affordable, Inc. and the other Persons who may become parties thereto from time to time, as it may be amended, supplemented or modified.
“Substantial Participant” is defined in Section 2.02(l).
“Treasurer” means the Treasurer of the Corporation.
“Vice President” means a Vice President of the Corporation.
“Voting Commitment” is defined in Section 3.04.
“Voting Record Date” is defined in Section 2.04(a).
ARTICLE 2
STOCKHOLDERS
Section 2.01. Place of Meetings. Meetings of Stockholders may be held within or without the State of Delaware, at such place or solely by means of remote communication or otherwise, as may be designated by the Board from time to time.
Section 2.02. Annual Meetings; Stockholder Proposals.
(a)    A meeting of Stockholders for the election of Directors and other business shall be held annually at such date and time as may be designated by the Board from time to time.
(b)    At an annual meeting of the Stockholders, only business (other than business relating to the nomination or election of Directors, which is governed by Section 3.03) that has been properly brought before the

Stockholder meeting in accordance with the procedures set forth in this Section 2.02 shall be conducted. To be properly brought before a meeting of Stockholders, such business must be brought before the meeting (i) by or at the direction of the Board or any committee thereof or (ii) by a Stockholder who (A) was a Stockholder of record of the Corporation when the notice required by this Section 2.02 is delivered to the Secretary and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice, information and other provisions of this Section 2.02, including, without limitation, by providing timely updates and supplements to the information previously provided pursuant to Section 2.02(f). Subject to Section 2.02(m), and except with respect to nominations or elections of Directors, which are governed by Section 3.03, Section 2.02(b)(ii) is the exclusive means by which a Stockholder may bring business before a meeting of Stockholders; provided that if Rule 14a-8 of the Exchange Act (or any successor rule) is applicable, a Stockholder may not bring business before any meeting if the Stockholder fails to meet the requirements of such rule. Any business brought before a meeting in accordance with Section 2.02(b)(ii) is referred to as “Stockholder Business.”
(c)    Subject to Section 2.02(m), at any annual meeting of Stockholders, all proposals of Stockholder Business must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “Notice of Business”) and must otherwise be a proper matter for Stockholder action. To be timely, the Notice of Business must be delivered personally or mailed to, and received at, the Office of the Corporation, addressed to the Secretary, by no earlier than the open of business on the date that is one hundred and twenty (120) days and no later than the close of business on the date that is ninety (90) days before the first anniversary of the date of the prior year’s annual meeting of Stockholders; provided, however, that if (i) the annual meeting of Stockholders is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from the first anniversary of the prior year’s annual meeting of Stockholders or (ii) no annual meeting was held during the prior year, the notice by the Stockholder to be timely must be received (A) no earlier than the open of business on the date that is one hundred and twenty (120) days before such annual meeting and (B) no later than the later of the close of business on the date that is ninety (90) days before such annual meeting and the close of business on the date that is the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure. In no event shall an adjournment, recess, postponement or deferral, or Public Disclosure of an adjournment, recess, postponement or deferral, of a Stockholder meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.
(d)    The Notice of Business must set forth:
(i)    the name and record address of each Stockholder proposing Stockholder Business (the “Proponent”), as they appear on the Corporation’s books;
(ii)    the name and address of any Stockholder Associated Person and Substantial Participant;
(iii)    as to each Proponent and any Stockholder Associated Person and Substantial Participant, (A) the class or series and number of shares of stock directly or indirectly held of record and beneficially by such Proponent, Stockholder Associated Person or Substantial Participant (including any class or series and number of shares of stock of which such Proponent, Stockholder Associated Person or Substantial Participant have the right to acquire beneficial ownership), (B) the date such shares of stock were acquired, (C) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Stockholder Business, any related solicitation or campaign or the funding of such campaign, between or among such Proponent, any Stockholder Associated Person or Substantial Participant, or any of their respective affiliates or associates, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of securities and/or borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of such Proponent’s notice by, or on behalf of, such Proponent or any Stockholder Associated Person or Substantial Participant, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such Proponent or any Stockholder Associated Person or Substantial

Participant with respect to shares of stock of the Corporation or with a value derived in whole or in part from the value or decrease in value of any class or series of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative”), (E) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which such Proponent or any Stockholder Associated Person or Substantial Participant has a right to vote any shares of stock of the Corporation, (F) any rights to dividends on the stock of the Corporation owned beneficially by such Proponent or any Stockholder Associated Person or Substantial Participant that are separated or separable from the underlying stock of the Corporation, (G) any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which such Proponent or any Stockholder Associated Person or Substantial Participant is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such Proponent or any Stockholder Associated Person or Substantial Participant is entitled to based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice and (I) any direct or indirect interest of such Proponent or any Stockholder Associated Person or Substantial Participant in any contract with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement). The information specified in Section 2.02(d)(i) to (iii) is referred to herein as “Stockholder Information”;
(iv)    Stockholder Information with respect to any stock or other interests of the Corporation held by members of each Proponent’s or any Stockholder Associated Person or Substantial Participant’s immediate family sharing the same household;
(v)    as to each Proponent and any Stockholder Associated Person, completed and signed instruments containing: (A) a representation to the Corporation that such Proponent is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such Stockholder Business; (B) a representation to the Corporation as to whether such Proponent or any Stockholder Associated Person or Substantial Participant intends or is part of a group (whether at, below or above 5% in beneficial ownership) that intends to (i) deliver a proxy statement and/or form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 promulgated under the Exchange Act) of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Stockholder Business or (ii) otherwise solicit proxies from the Stockholders in support of such Stockholder Business; and (C) a representation to the Corporation as to whether such Proponent or any Stockholder Associated Person or Substantial Participant intends to propose any other business in addition to such Stockholder Business at the meeting;
(vi)    a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws, the language of the proposed amendment) and the reasons for conducting such Stockholder Business at the meeting;
(vii)    any material interest of each Proponent and any Stockholder Associated Person or Substantial Participant in such Stockholder Business;
(viii)    all other information that would be required to be filed with the SEC if the Proponents, Stockholder Associated Persons or Substantial Participants were participants in a solicitation subject to Section 14 of the Exchange Act; and
(ix)    a representation and covenant for the benefit of the Corporation that the Proponents shall provide any other information reasonably requested by the Corporation.

(e)    The Proponents shall also provide any other information reasonably requested by the Corporation within ten (10) business days after such request.
(f)    In addition, the Proponent shall further update and supplement the information provided to the Corporation in the Notice of Business or upon the Corporation’s request pursuant to Section 2.02(e) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is the later of ten (10) business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at, the Office of the Corporation, addressed to the Secretary, by no later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven (7) business days before the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days before the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.02(f) shall not limit the Corporation’s rights with respect to any deficiencies in any Notice of Business provided by a Stockholder, extend any applicable deadlines under these By-laws or enable or be deemed to permit a Stockholder who has previously submitted a Notice of Business under these By-laws to amend or update any such notice.
(g)    The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.02 (or any applicable rule or regulation identified herein), and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
(h)    If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of Stockholders to present the Stockholder Business (whether pursuant to the requirements of these By-laws or in accordance with Rule 14a-8 promulgated under the Exchange Act), such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.02, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.
(i)    With respect to any Stockholder Business, without limiting any remedy available to the Corporation, a Proponent may not present such Stockholder Business at a meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if such Proponent or any Stockholder Associated Person or any Substantial Participant acted contrary to any representation, certification or agreement required by this Section 2.02, otherwise failed to fully comply with this Section 2.02 (or with any law, rule or regulation identified in this Section), including, without limitation, failure to provide timely updates and supplements as required, or provided incomplete, false or misleading information to the Corporation.
(j)    “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
(k)    “Stockholder Associated Person” means, with respect to any Stockholder, (i) any other beneficial owner of stock of the Corporation that is owned by such Stockholder, (ii) any affiliates or associates of such Stockholder or any other beneficial owner described in clause (i), and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Stockholder or such other beneficial owner.

(l)    “Substantial Participant,” with respect to any Stockholder, means a party substantially participating in such Stockholder’s solicitation campaign by voting agreement, contributing to funding the campaign or making substantial efforts to assist such Stockholder in the campaign or in soliciting proxies, including the nominee; provided that a party will not be deemed a Substantial Participant for this purpose just by virtue of being a proxy solicitor or any other Stockholder that publicly or privately indicates its intention to vote with such Stockholder, supports such Stockholder’s position or encourages other Stockholder to vote with such Stockholder.
(m)    The notice requirements of this Section 2.02 shall be deemed satisfied with respect to Stockholder proposals that have been properly brought under Rule 14a-8 of the Exchange Act and that are included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Further, nothing in this Section 2.02 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.
Section 2.03. Special Meetings. Special meetings of the Stockholders may be called only in the manner set forth in the Certificate of Incorporation. Notice of every special meeting of the Stockholders shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a special meeting of Stockholders shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.
Section 2.04. Record Date.
(a)    For the purpose of determining the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date (the “Notice Record Date”), which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than sixty (60) or less than ten (10) days before the date of such meeting. The Notice Record Date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”). For the purposes of determining the Stockholders entitled to express consent to corporate action in writing without a meeting, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than ten (10) days after the date on which the record date was fixed by the Board. For the purposes of determining the Stockholders entitled to (i) receive payment of any dividend or other distribution or allotment of any rights, (ii) exercise any rights in respect of any change, conversion or exchange of stock or (iii) take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than sixty (60) days prior to such action.
(b)    If no such record date is fixed:
(i)    the record date for determining Stockholders entitled to notice of, and to vote at, a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;
(ii)    the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board is required by applicable law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and when prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board takes such prior action; and
(iii)    when a determination of Stockholders of record entitled to notice of, or to vote at, any meeting of Stockholders has been made as provided in this Section 2.04, such determination shall apply to any adjournment thereof, unless the Board fixes a new Voting Record Date for the adjourned meeting, in which case the Board shall also fix such Voting Record Date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.
Section 2.05. Notice of Meetings of Stockholders. Whenever, under the provisions of applicable law, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting; the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting; the Voting Record Date, if such date is different from the Notice Record Date; and, in the case of a special meeting, the purposes for which the meeting is called. Unless otherwise provided by these By-laws or applicable law, notice of any meeting shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder entitled to vote at such meeting as of the Notice Record Date. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage prepaid, and directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that the notice required by this Section 2.05 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting. If, however, the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. If, after the adjournment, a new Voting Record Date is fixed for the adjourned meeting, the Board shall fix a new Notice Record Date in accordance with Section 2.04(b)(iii) hereof and shall give notice of such adjourned meeting to each Stockholder entitled to vote at such meeting as of the Notice Record Date.
Section 2.06. Waivers of Notice. Whenever the giving of any notice to Stockholders is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Stockholders need be specified in any waiver of notice.
Section 2.07. List of Stockholders. The Secretary shall prepare and make available, at least ten (10) days before every meeting of Stockholders, a complete, alphabetical list of the Stockholders entitled to vote at the meeting, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Except as otherwise required by law, in preparing and making available such list of the Stockholders entitled to vote at a meeting, the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list may be examined by any Stockholder, the Stockholder’s agent or attorney, at the Stockholder’s expense, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network as provided by applicable law. If the meeting is held solely by means of remote communication, the list shall also be open for inspection as provided by applicable law. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders or to vote in person or by proxy at any meeting of Stockholders.
Section 2.08. Quorum of Stockholders; Adjournment. Except as otherwise provided by these By-laws, at each meeting of Stockholders, the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting of Stockholders shall constitute a quorum for the transaction of any business at such meeting, except that, where a separate vote by a class or series of classes of shares is required, a quorum shall consist of no less than a majority of the voting power of all outstanding shares of stock of such class or series of classes, as applicable. In the absence of a quorum, the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
Section 2.09. Voting; Proxies. Unless otherwise provided by the General Corporation Law or in the Certificate of Incorporation, every Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question. At any meeting of Stockholders, all matters other than the election of Directors, except as otherwise provided by the Certificate of Incorporation, these By-laws or any applicable law, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect Directors. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date. Any Stockholder, Stockholder Associated Person or Substantial Participant soliciting proxies from other Stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
Section 2.10. Voting Procedures and Inspectors at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.
Section 2.11. Conduct of Meetings; Adjournment. The Board may adopt such rules and procedures for the conduct of Stockholder meetings as it deems appropriate. At each meeting of Stockholders, the Chairman or, in the absence of the Chairman, the Chief Executive Officer or, in the absence of the Chairman and the Chief Executive Officer, the President or, if there is no Chairman, Chief Executive Officer or President, or if they are absent, a Vice President and, in the case that more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President present), shall preside over the meeting. Except to the extent inconsistent with the rules and procedures as adopted by the Board, the person presiding over the meeting of Stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof and (e) limitations on the time allotted to questions or comments by participants. The person presiding over any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary or, in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board and, if the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting. To the extent permitted by applicable law, meetings of stockholders may be conducted by remote communications, including by webcast.
Section 2.12. Order of Business. The order of business at all meetings of Stockholders shall be as determined by the person presiding over the meeting.
Section 2.13. Written Consent of Stockholders Without a Meeting. If, and only if, the Certificate of Incorporation expressly permits action to be taken at any annual or special meeting of Stockholders without a meeting, without prior notice and without a vote, then a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, the Office of the Corporation or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Every written consent shall bear the date of signature of each Stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.13, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those Stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
ARTICLE 3
DIRECTORS
Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.
Section 3.02. Term of Office. The Board shall consist of members as determined in accordance with the Certificate of Incorporation. Subject to obtaining any required stockholder votes or consents under the Stockholders Agreement (as long as such agreement is in effect), each Director shall hold office until a successor is duly elected and qualified or until the Director’s earlier death, resignation, disqualification or removal.
Section 3.03. Nominations of Directors.
(a)    Subject to Section 3.03(n) and obtaining any required stockholder votes or consents under the Stockholders Agreement and except as otherwise provided by the Stockholders Agreement (as long as such agreement is in effect), only persons who are nominated in accordance with the procedures set forth in this Section 3.03 are eligible for election as Directors.
(b)    Nominations of persons for election to the Board may only be made at a meeting properly called for the election of Directors and only (i) by or at the direction of the Board or any committee thereof or (ii) by a Stockholder who (A) was a Stockholder of record of the Corporation when the notice required by this Section 3.03 is delivered to the Secretary and at the time of the meeting, (B) is entitled to vote for the election of Directors at the meeting and (C) complies with the notice, information and other provisions of this Section 3.03, including, without limitation, by providing timely updates and supplements to the information previously provided pursuant to Section 3.03(h). Subject to Section 3.03(n) and obtaining any required stockholder votes or consents under the Stockholders Agreement (as long as such agreement is in effect), Section 3.03(b)(ii) is the exclusive means by which a Stockholder may nominate a person for election to the Board. Persons nominated in accordance with Section 3.03(b)(ii) are referred to as “Stockholder Nominees.” A Stockholder nominating persons for election to the Board is referred to as the “Nominating Stockholder.” The number of Stockholder Nominees a Stockholder may nominate for election at a meeting shall not exceed the number of Directors to be elected at such meeting.
(c)    Subject to Section 3.03(n) and obtaining any required stockholder votes or consents under the Stockholders Agreement and except as otherwise provided by the Stockholders Agreement (as long as such agreement is in effect), all nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “Notice of Nomination”). To be timely, the Notice of Nomination must be delivered personally or mailed to and received at the Office of the Corporation, addressed to the attention of the Secretary, by the following dates:
(i)     in the case of the nomination of a Stockholder Nominee for election to the Board at an annual meeting of Stockholders, no earlier than the open of business on the date that is one hundred and twenty (120) days and no later than the close of business on the date that is ninety (90) days before the first anniversary of the date of the prior year’s annual meeting of Stockholders; provided, however, that if (A) the annual meeting of Stockholders is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from the first anniversary of the prior year’s annual meeting of Stockholders or (B) no annual meeting was held during the prior year, the notice by the Stockholder to be timely must be received (1) no earlier than the open of business on the date that is one hundred and twenty (120) days before such annual meeting and (2) no later than the later of the close of business on the date that is ninety (90) days before such annual meeting and the close of business on the date that is the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure; and
(ii)    in the case of the nomination of a Stockholder Nominee for election to the Board at a special meeting of Stockholders, no earlier than the open of business on the date that is one hundred and twenty (120) days before and no later than the later of the close of business on the date that is ninety (90) days before such special meeting and the close of business on the date that is the tenth day after the day on which the notice of such special meeting was made by mail or Public Disclosure.
(d)    Notwithstanding anything to the contrary, if the number of Directors to be elected to the Board at a meeting of Stockholders is increased and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships at least one hundred (100) days before the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the Office of the Corporation, addressed to the attention of the Secretary, no later than the close of business on the tenth day following the day on which such Public Disclosure is first made by the Corporation.
(e)    In no event shall an adjournment, recess, postponement or deferral, or Public Disclosure of an adjournment, recess, postponement or deferral, of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination, and a Stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-laws.
(f)    The Notice of Nomination shall set forth:
(i)    the Stockholder Information with respect to each Nominating Stockholder and any Stockholder Associated Person or Substantial Participant;
(ii)    as to the Nominating Stockholder and any Stockholder Associated Person, completed and signed instruments containing: (A) a representation to the Corporation that the Nominating Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (B) a representation to the Corporation as to whether such Nominating Stockholder or any Stockholder Associated Person or Substantial Participant intends or is part of a group (whether at, below or above 5% in beneficial ownership) that intends to (i) deliver a proxy statement and/or form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 promulgated under the Exchange Act) of at least the percentage of the Corporation’s outstanding capital stock that is reasonably believed by such Nominating Stockholder to be sufficient to approve the nomination, (ii) otherwise solicit proxies from the Stockholders in support of such nomination and/or (iii) solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees pursuant to Rule 14a-19 promulgated under the Exchange Act;
(iii)    all information regarding each Stockholder Nominee and any Stockholder Associated Person or Substantial Participant that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, the written consent of each Stockholder Nominee to being named in any proxy statement, form of proxy and ballot for the applicable meeting as a nominee and to serve for the full term if elected and completed and signed questionnaire(s), representation(s) and agreement(s) required by Section 3.04;
(iv)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Stockholder, any Stockholder Associated Person or Substantial Participant or their respective affiliates and associates, on the one hand, and each Stockholder Nominee and his or her respective affiliates and associates, on the other hand, including, without limitation, (i) a representation as to whether such person is a principal, employee or affiliate of the Nominating Stockholder, any Stockholder Associated Person or Substantial Participant, and (ii) all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K under the Exchange Act if the Nominating Stockholder, any Stockholder Associated Person or any Substantial Participant were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant;
(v)    Stockholder Information with respect to any stock or other interests of the Corporation held by members of the Nominating Stockholder’s or any Stockholder Associated Person’s or any Substantial Participant’s immediate family sharing the same household;
(vi)    all other information that would be required to be filed with the SEC if the Nominating Stockholders, Stockholder Associated Persons and Substantial Participants were participants in a solicitation subject to Section 14 of the Exchange Act;
(vii)    a representation as to whether each Nominating Stockholder, any Stockholder Associated Person or any Substantial Participant intends to propose any other business in addition to such nomination of directors at the meeting; and
(viii)    a representation and covenant for the benefit of the Corporation that the Nominating Stockholders shall provide any other information reasonably requested by the Corporation.

(g)    The Nominating Stockholders shall also provide any other information reasonably requested by the Corporation within ten (10) business days after such request.
(h)    In addition, the Nominating Stockholders shall further update and supplement the information provided to the Corporation in the Notice of Nomination or upon the Corporation’s request pursuant to Section 3.03(g) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at, the Office of the Corporation, addressed to the Secretary, by no later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven (7) business days before the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days before the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 3.03(h) shall not limit the Corporation’s rights with respect to any deficiencies in any Notice of Nomination provided by a Stockholder, extend any applicable deadlines under these By-laws or enable or be deemed to permit a Stockholder who has previously submitted a Notice of Nomination under these By-laws to amend or update any such notice, including by changing or adding nominees proposed to be brought before a meeting of Stockholders.
(i)    With respect to nominations pursuant to this Section 3.03, without limiting any remedy available to the Corporation, a Nominating Stockholder may not present such nominations or business at a meeting (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation, if such Nominating Stockholder, any other beneficial owner, any Stockholder Associated Person, any Substantial Participant or any Stockholder Nominee acted contrary to any representation, certification or agreement required by this Section 3.03, otherwise failed to fully comply with this Section 3.03 (or with any law, rule or regulation identified in this Section), including, without limitation, failure to provide timely updates and supplements as required, or provided incomplete, false or misleading information to the Corporation.
(j)    The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that the nomination was not made in accordance with the procedures set forth in this Section 3.03 (or any applicable rule or regulation identified herein), and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
(k)    If the Stockholder (or a qualified representative of the Stockholder) does not appear at the applicable Stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.03, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.
(l)    Notwithstanding anything to the contrary in these By-laws, unless otherwise required by law, if any Stockholder, any Stockholder Associated Person or any Substantial Participant (A) provides a Notice of Nomination pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any Stockholder Nominee and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Stockholder, any Stockholder Associated Person or any Substantial Participant has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such Stockholder Nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such Stockholder Nominees may have been received by the Corporation (which proxies and votes shall be disregarded).

(m)    Any Stockholder, any Stockholder Associated Person or any Substantial Participant who has delivered a Notice of Nomination pursuant to this Section 3.03 shall (i) promptly certify to the Corporation in writing that it has complied with the requirements of Rule 14a-19 under the Exchange Act, and (ii) upon request of the Corporation, deliver to the Corporation no later than five (5) business days prior to the applicable Stockholder meeting reasonable evidence that it has complied with such requirements.
(n)    Nothing in this Section 3.03 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.
(o)    Notwithstanding the foregoing provisions of this Section 3.03, the Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder (including Rule 14a-19) with respect to the matters set forth in this Section 3.03.
Section 3.04. Nominee and Director Qualifications. Unless the Board determines otherwise or the Stockholders Agreement provides otherwise (as long as such agreement is in effect), to be eligible to be a nominee for election or reelection as a Director, a person must deliver (in accordance with the time periods prescribed for delivery of notice by the Board) to the Secretary at the Office of the Corporation (A) all fully completed and signed questionnaires prepared by the Corporation (including those questionnaires required of the Directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these By-laws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and all applicable publicly disclosed corporate governance policies and guidelines of the Corporation that are applicable to Directors), in the form provided by the Secretary upon written request of the Nominating Stockholder, and (B) a written representation and agreement (in the form provided by the Secretary upon written request of the Nominating Stockholder) that such person (w) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a Director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a Director under applicable law, (x) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, (y) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation that are applicable to Directors, and (z) has (i) informed any other public company board of directors on which he or she serves of his or her intention to serve on the Board and (ii) obtained all required third-party consents to serve on the Board if elected, including from such other public company board of directors. In addition, the Corporation may require any Stockholder Nominee to furnish such other information as may reasonably be required by the Corporation, which may be in the form of an interview with a nominee at the request of the Board, to determine the eligibility of such Stockholder Nominee to serve as an independent director of the Corporation or that could be material to a reasonable Stockholder’s understanding of the independence, or lack thereof, of such nominee.
Section 3.05. Resignation. Any Director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.06. Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees (payable in cash or equity) for attendance at Directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section

3.06 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.
Section 3.07. Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places within or without the State of Delaware as may be determined from time to time by the Board or its Chairman.
Section 3.08. Special Meetings. Special meetings of the Board may be held at such times and at such places within or without the State of Delaware as may be determined by the Chairman or the Chief Executive Officer on at least twenty-four (24) hours’ notice to each Director given by one of the means specified in Section 3.11 hereof other than by mail, or on at least three (3) days’ notice if given by mail.
Section 3.09. Telephone Meetings. Board or Board committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by a Director in a meeting pursuant to this Section 3.09 shall constitute presence in person at such meeting.
Section 3.10. Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least twenty-four (24) hours’ notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.11 hereof other than by mail, or at least three (3) days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.
Section 3.11. Notice Procedure. Subject to Sections 3.08 and 3.12 hereof, whenever notice is required to be given to any Director by applicable law, the Certificate of Incorporation or these By-laws, such notice shall be deemed given effectively if given in person or by telephone, mail or electronic mail addressed to such Director at such Director’s address or email address, as applicable, as it appears on the records of the Corporation, facsimile or by other means of electronic transmission.
Section 3.12. Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing signed by the Director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or committee meeting need be specified in any waiver of notice.
Section 3.13. Organization. At each meeting of the Board, the Chairman or, in the absence of the Chairman, the Chief Executive Officer shall preside. The Secretary shall act as secretary at each meeting of the Board. If the Secretary is absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.
Section 3.14. Quorum of Directors. The presence in person of a majority of the total members of the Board, provided that one of such members present is either the Chairman or the Chief Executive Officer (if the Chief Executive Officer is then a member of the board), shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.
Section 3.15. Action by Majority Vote. Except as otherwise expressly required by these By-laws, or the Certificate of Incorporation, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board; provided that to the extent one or more Directors recuses himself or herself from an act, the act of a majority of the remaining Directors present shall be the act of the Board.
Section 3.16. Action Without Meeting. Unless otherwise restricted by these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.
ARTICLE 4
COMMITTEES OF THE BOARD

Section 4.01. General. The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may, by resolution, adopt charters for one or more of such committees. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, and to the extent provided in the resolution of the Board designating such committee or the charter for such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board. The Board may remove any Director from any committee at any time, with or without cause. Unless the Board provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3. Notwithstanding the foregoing, the provisions of this Section 4.01 shall be inapplicable to the Independent Committee.
Section 4.02. Independent Committee. A committee of the Board (the “Independent Committee”) is designated by the adoption by the Board of this Section 4.02 of these By-laws. The Independent Committee shall be composed of all of the Independent Directors (as defined below) then in office, and any member of the Independent Committee shall automatically be disqualified from serving on the Independent Committee if the Board determines such member is no longer an Independent Director. The Independent Committee shall have the full power and authority of the Board to make, solely for purposes of the Consent and Defense Agreement dated May 8, 2023, between Baldwin Insurance Group Holdings, LLC and the Corporation, as it may be amended from time to time (as so amended from time to time, the “CDA”), any determination contemplated by Paragraphs 1 and 2 thereof, and with respect to amending, waiving or enforcing any term of the CDA, and to take any action and engage any such advisors or counsel as it deems necessary in connection therewith. Notwithstanding anything to the contrary in the General Corporation Law or these By-laws: (a) in the absence or disqualification of a member of the Independent Committee, the member or members present at any meeting and not disqualified from voting may not appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member; (b) the Independent Committee may not create any subcommittees; (c) all of the members then serving on the Independent Committee shall be required to constitute a quorum for the transaction of business of the Independent Committee; (d) the affirmative vote of all members of the Independent Committee shall be the act of the Independent Committee; (e) the Independent Committee may, but is not required to, elect a chairperson from among its members; and (f) the Independent Committee may make, alter and repeal rules and procedures for the conduct of its business so long as such rules and procedures are not inconsistent with this Section 4.02. “Independent Director” for this purpose means a director who the Board determines both: (i) qualifies as an independent director under the corporate governance standards of Nasdaq and (ii) has no relationship with the Corporation or any Holder that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Notwithstanding anything to the contrary in these By-laws, this Section 4.02 shall not be amended, altered or repealed (and no provision inconsistent with this Section 4.02 shall be adopted) by the Board unless approved by all of the directors then in office. Notwithstanding the foregoing, the Independent Committee shall be disbanded, and this Section 4.02 of no further force and effect, on the date the CDA is terminated pursuant to its terms.

ARTICLE 5
OFFICERS
Section 5.01. Positions; Election. The Board may from time to time elect officers of the Corporation, which may include a Chairman, Chief Executive Officer, President, Vice Presidents, Secretary, Treasurer and any other officers as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such officers and to prescribe their respective terms of office, authorities and duties. Any number of offices may be held by the same person. Should the Corporation or any of its Subsidiaries enter into any management services or similar agreement with another entity (each as may be amended, supplemented, restated or replaced from time to time), the officers of the Corporation may be the officers or employees of such entity to the extent permitted by applicable law.
Section 5.02. Term of Office. Each officer of the Corporation shall hold office for such terms as may be determined by the Board or, except with respect to his or her own office, the Chief Executive Officer, or until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. The election or appointment of an officer shall not of itself create contract rights.
Section 5.03. Chairman. The Chairman shall preside at all meetings of the Stockholders and at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board. In addition to the responsibilities, powers and duties of the Chairman, an Executive Chairman (if there be one) shall exercise such powers and perform such other duties as shall be determined from time to time by the Board and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.
Section 5.04. Chief Executive Officer. The Chief Executive Officer shall have general supervision over, and direction of, the business and affairs of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board. The Chief Executive Officer shall preside at all meetings of the Stockholders and at all meetings of the Board at which the Chairman is not present. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may be determined from time to time by the Board.
Section 5.05. President. The President shall have duties incident to the office of President, and any other duties as may from time to time be assigned to the President by the Chief Executive Officer (if the President and Chief Executive Officer are not the same person) or the Board and subject to the control of the Chief Executive Officer (if the President and Chief Executive Officer are not the same person) and the Board in each case. The President shall preside at all meetings of the Stockholders at which the Chairman and the Chief Executive Officer are not present. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.
Section 5.06. Vice Presidents. Vice Presidents shall have the duties incident to the office of Vice President and any other duties that may from time to time be assigned to the Vice President by the Chief Executive Officer, the President or the Board. A Vice President shall preside at all meetings of the Stockholders at which the Chairman, the Chief Executive Officer and the President are not present. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.
Section 5.07. Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders, record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose and perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary or an Assistant Secretary shall have authority to affix the same on any instrument that may require it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Executive Chairman, Chief Executive Officer, President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, perform all duties incident to the office of secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board, the Chief Executive Officer or the President.
Section 5.08. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board, against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed, regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation, have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same, render to the Chief Executive Officer, the President or the Board, whenever the Chief Executive Officer, the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation, disburse the funds of the Corporation as ordered by the Board and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board, the Chief Executive Officer or the President.
Section 5.09. Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board, the Chief Executive Officer or the President.
ARTICLE 6
GENERAL PROVISIONS
Section 6.01. Certificates Representing Shares. The shares of stock of the Corporation may be represented by certificates or all of such shares shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. If shares are represented by certificates (if any), such certificates shall be in the form approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman, the Chief Executive Officer, the President or any Vice President, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.
Section 6.02. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

Section 6.03. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
Section 6.04. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.
Section 6.05. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
Section 6.06. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.
Section 6.07. Amendments. These By-laws may be altered, amended or repealed in accordance with the Certificate of Incorporation and the General Corporation Law.
Section 6.08. Conflict with Applicable Law or Certificate of Incorporation. These By-laws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these By-laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.